Calculation of Filing Fee Tables
S-8
Clene Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	800,000	$ 5.29	$ 4,232,000.00	0.0001531	$ 647.92
Total Offering Amounts:						$ 4,232,000.00		$ 647.92
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 647.92
Offering Note
[1]	(1) Represents 800,000 additional shares of Clene Inc. (the "Company") common stock, par value $0.0001 per share ("Common Stock"), available for awards under the Clene Inc. Amended 2020 Stock Plan (the "2020 Stock Plan"). The amendment to increase the number of shares of Common Stock reserved for issuance under the 2020 Stock Plan from 2,420,000 to 3,220,000 was approved by the Board of Directors of the Company on May 21, 2025, and by the stockholders of the Company on May 22, 2025. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transaction. (2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per unit is equal to the average of the high and low prices for the Company's Common Stock as reported by The Nasdaq Capital Market on August 28, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A